Exhibit 99.1

           MICRO LINEAR ANNOUNCES THIRD QUARTER 2006 FINANCIAL RESULTS

    SAN JOSE, California, Oct. 26 /PRNewswire-FirstCall/ -- Micro Linear Corporation (Nasdaq: MLIN), a leading digital wireless transceiver supplier, today announced financial results for the third quarter and nine months ended September 30, 2006.

    Net revenue for the third quarter of 2006 was $5.7 million, compared to net revenue of $6.6 million for the second quarter of 2006 and net revenue of $3.7 million in the comparable third quarter of 2005. Gross margin for the third quarter of 2006 was $2.8 million, compared to $3.4 million for the second quarter of 2006 and $2.1 million for the comparable third quarter of 2005. The percentage gross margin was 50 percent for the third quarter of 2006 as compared to 51 percent for the second quarter of 2006 and 57 percent for the comparable third quarter of 2005.

    The Company reported a net loss of ($0.7) million for the third quarter of 2006, or ($0.06) per share, compared to a net income of $0.4 million, or $0.03 per share, for the second quarter of 2006 and a net loss of ($1.8) million, or ($0.14) per share, for the comparable third quarter of 2005. The net loss in the third quarter of 2006 included $0.9 million in costs related to the proposed merger of Micro Linear with Sirenza Microdevices, Inc. and approximately $0.2 million of stock option expenses related to the adoption of SFAS 123R.

    Net revenue for the nine months ended September 30, 2006 was $17.5 million, compared to $13.9 million for the first nine months of 2005. Gross margin for the first nine months of 2006 totaled $9.1 million compared to $7.9 million for the first nine months of 2005. The Company reported a net loss of $0.4 million, or ($0.03) per share, for the first nine months of 2006, compared to a net loss of $4.1 million, or ($0.33) per share, for the first nine months of 2005. Net loss for the first nine months of 2006 included $0.9 million in costs related to the proposed merger of Micro Linear with Sirenza Microdevices, Inc. and approximately $0.4 million of stock option expenses related to FAS 123R.

    Cash, cash equivalents and short-term investments totaled $12.8 million at September 30, 2006, compared to $12.2 million at June 30, 2006 and $11.1 million as of December 31, 2005.

    "During the third quarter, design activity by potential customers for the ML1905 continued, and we remain pleased with our progress to date," commented Tim Richardson, President and Chief Executive Officer of Micro Linear Corporation. "Although it is too early to determine the ML1905's contribution to revenue, we remain encouraged by the opportunities within the PHS market."

    "More importantly, we are enthusiastic about the proposed merger with Sirenza Microdevices, as the combined company brings together a broad complementary product and market portfolio," Mr. Richardson continued. "In October, Institutional Shareholder Services and Glass Lewis both recommended voting FOR the proposed merger based on the terms of the transaction, noting the reasonable premium, as well as the rigorous sales process and unanimous support from each company's Board of Directors."

    Mr. Richardson concluded, "We believe that the merger will result in a stronger, more competitive company that will be well positioned to build stockholder value and provide enhanced relationships with our customers and partners. Our special stockholders' meeting will be held on October 31, 2006. We encourage stockholders as of the record date, Monday, September 11, 2006, to vote FOR the merger."

    Forward Looking Statements:

    Except for the historical information contained herein, the statements in this press release, including, but not limited to statements. Additional risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Quarterly Report on Form 10-Q for the quarter ended July 2, 2006 and Annual Report on Form 10-K for the fiscal year ended January 1, 2006. Statements included in this release are based on information known to the Company as of the date of this release, and the Company assumes no obligation to update information contained in this release.

    About Micro Linear:

    Micro Linear Corporation is a fabless semiconductor company specializing in wireless integrated circuit solutions, which enable a variety of wireless products serving a global market. These transceivers can be used in many streaming wireless applications such as cordless phones, PHS handsets, wireless speakers and headphones, security cameras, game controllers, cordless headsets and other personal electronic appliances. Headquartered in San Jose, California, Micro Linear's products are available through its authorized representatives and distributors worldwide. For more information, please visit www.microlinear.com .

    Additional Information and Where to Find It

    This press release is not a proxy statement or a prospectus for the proposed transaction. Sirenza has filed a registration statement on Form S-4 (Registration No. 333-137086) in connection with Sirenza's proposed acquisition of Micro Linear, which includes Micro Linear's proxy statement and Sirenza's prospectus for the proposed transaction. Investors are urged to read the proxy statement/prospectus, which contains important information about the proposed transaction. The proxy statement/prospectus and other documents which are filed by Sirenza or Micro Linear with the Securities and Exchange Commission (SEC) are available free of charge at the SEC's website, www.sec.gov, or by directing a request when such a filing is made by Sirenza to Sirenza Microdevices, Inc., 303 S. Technology Court, Broomfield, CO 80021,
Attention: Investor Relations or by directing a request when such a filing is made by Micro Linear to Micro Linear Corporation, 2050 Concourse Drive, San Jose, CA 95131, Attention: Investor Relations.

    Micro Linear, its directors and certain of its executive officers, as well as Sirenza, its directors and certain of its executive officers, may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Micro Linear and their respective interests in the proposed transaction is set forth in the proxy statement/prospectus that Sirenza and Micro Linear have filed with the SEC in connection with the proposed transaction. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus.

                            MICRO LINEAR CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                    UNAUDITED
                                 (IN THOUSANDS)

                                                      SEPT 30        DEC 31
                                                        2006          2005
                                                     ----------    ----------
ASSETS

CURRENT ASSETS
  CASH AND SHORT-TERM INVESTMENTS                    $   12,790    $   11,137
  ACCOUNTS RECEIVABLE, NET                                2,405         2,638
  INVENTORIES                                             1,660         1,927
  OTHER CURRENT ASSETS                                      315           297
       TOTAL CURRENT ASSETS                              17,170        15,999

PROPERTY & EQUIPMENT, NET                                   232           410

OTHER ASSETS                                                 17            17

  TOTAL ASSETS                                       $   17,419    $   16,426

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  ACCOUNTS PAYABLE                                   $    2,925    $    1,269
  ACCRUED LIABILITIES                                     1,584         2,280
       TOTAL CURRENT LIABILITIES                          4,509         3,549

STOCKHOLDERS' EQUITY

  COMMON STOCK                                               16            16
  ADDITIONAL PAID-IN CAPITAL                             63,722        63,281
  ACCUMULATED OTHER COMPREHENSIVE LOSS                        2            (4)
  ACCUMULATED DEFICIT                                   (30,597)      (30,183)
  TREASURY STOCK                                        (20,233)      (20,233)
    TOTAL STOCKHOLDERS' EQUITY                           12,910        12,877

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $   17,419    $   16,426

                            MICRO LINEAR CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    UNAUDITED
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  THREE MONTHS ENDED          NINE MONTHS ENDED
                               ------------------------    ------------------------
                                Sept 30,      Sept 30,      Sept 30,      Sept 30
                                  2006          2005          2006          2005
                               ----------    ----------    ----------    ----------
NET REVENUE                    $    5,660    $    3,674    $   17,538    $   13,884

COST OF GOODS SOLD                  2,847         1,589         8,435         5,962

GROSS MARGIN                        2,813         2,085         9,103         7,922

OPERATING EXPENSES:

    RESEARCH AND DEVELOPMENT        1,342         2,350         4,474         7,013
    SELLING, GENERAL AND            1,522         1,606         4,593         5,325
ADMINISTRATIVE MERGER COSTS           907            --           907            --

        TOTAL OPERATING
         EXPENSES                   3,771         3,956         9,974        12,338

LOSS FROM OPERATIONS                 (958)         (871)       (1,871)       (4,416)

INTEREST AND OTHER INCOME             149           111           405           307
INTEREST AND OTHER EXPENSE             (1)           (4)           (4)          (10)

LOSS BEFORE INCOME TAXES             (810)       (1,764)         (470)       (4,119)

(PROVISION FOR) BENEFIT FROM
 INCOME TAXES                          62            (8)           56           (15)

NET LOSS                             (748)       (1,772)         (414)       (4,134)

LOSS PER SHARE:

    BASIC                      $    (0.06)   $    (0.14)   $    (0.03)   $    (0.33)

    DILUTED                    $    (0.06)   $    (0.14)   $    (0.03)   $    (0.33)

WEIGHTED AVERAGE SHARES:

    BASIC                          12,996        12,906        12,992        12,652

    DILUTED                        12,996        12,906        12,992        12,652

SOURCE  Micro Linear Corporation
    -0-                             10/26/2006
    /CONTACT: Michael Schradle, Chief Financial Officer of Micro Linear Corporation, +1-408-433-5200; or Kellie Nugent, Director, +1-972-239-5119,
ext. 125, or knugent@sheltongroup.com, for Micro Linear Corporation/
    /Web site:  http://www.microlinear.com/
    (MLIN)